UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

DUBLI, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 N. Andrews Avenue, Suite 200

Ft. Lauderdale, FL 33309
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561)362-2381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2015, the Company notified each of its three outside Directors that he would not be nominated for a further term as members of the Board. The term of office for Board members Blas Moros (former Chairman of the Board), Lester Rosenkrantz and David Sasnett will be considered expired as of April 21, 2015.

Michael Hansen is the sole member of the Board.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)
Date: April 27, 2015
	By:	/S/ MICHAEL B. HANSEN
Michael B. Hansen
President and Chief Executive Officer

3